UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Third Avenue, 9th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 547-9591

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

 On February 2, 2018, Relmada Therapeutics, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 12,057,858 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 6,350,557 shares, or approximately 52.7% of the eligible common stock, were present either in person or by proxy.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the director nominee was elected. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individual was elected as a Class III director to hold office for the term described below or until his resignation, or respective successor is elected and qualified:

Director Name	For	Against	Abstain	Broker Non-Votes
Paul Kelly (Class III, 36 month term)	5,823,660	526,212	685	1,813,505

Proposal 2: GBH CPAs, PC was ratified as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2018.

For:	5,823,660
Against:	526,212
Abstained:	685

Proposal 3: An amendment to the Company’s 2014 Stock Option and Equity Incentive Plan, as amended, to increase the number of shares authorized to issue under the plan by 2.5 million shares was approved.

For:	3,120,503
Against:	1,391,038
Abstained:	25,511
Broker Non-Votes:	1,813,505

Proposal 4: A non-binding vote on 2017 executive compensation was approved.

For:	4,250,455
Against:	248,565
Abstained:	38,032
Broker Non-Votes:	1,813,505

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2018	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer and Interim Chief Financial Officer

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